UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 25, 2008 (November 22, 2008)

CHINA VALVES TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28481	86-0891931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 93 West Xinsong Road
Kaifeng City, Henan Province
People’s Republic of China 475002
(Address of principal executive offices)

(+86) 378-292-5211
 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 22, 2008, Ms. Huifeng Chen and Mr. Renrui Tang announced their resignations as directors of China Valves Technology, Inc. (the “Company”), effective as of November 22, 2008.  Ms. Chen and Mr. Tang did not resign for reasons involving a disagreement with the Company or its management, or because of any matter relating to the Company’s operations, policies, or practices.

On November 22, 2008, the board of directors of the Company appointed Peter Li and William P. Haus as directors of the Company to fill the vacancies created by Ms. Chen and Mr. Tang’s resignations from the board. The board has also determined that Mr. Li and Mr. Haus are “independent directors” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc. Mr. Li was also appointed on November 22, 2008 as the chairman of our audit committee.

On the same day, the Company entered into separate Independent Director Agreements with each of the new directors. Mr. Li’s agreement is effective as of November 22, 2008 for a term of two years. Under the terms of Mr. Li’s agreement, the Company agreed to pay Mr. Li a monthly fee of $1,000, as compensation for the services to be provided by him as a director of the Company. The Company also agreed to grant a non-qualified stock option to Mr. Li for the purchase of 45,000 shares of common stock of the Company at an exercise price of $4. 33.336% of the options (or 15,000 shares) will vest on November 22, 2009. The remaining options will vest in eight equal quarterly installments (or 3,750 shares each installment) over a two-year period in every quarter after November 22, 2009. The stock option expires in five years. Mr. Li’s agreement also contains customary confidentiality and non-compete provisions.

The agreement with Mr. Haus is effective on December 1, 2008. Under the terms of Mr. Haus’ agreement, the Company agreed to pay Mr. Haus a monthly fee of $1,000, as compensation for the services to be provided by him as a director of the Company. The Company also agreed to grant 10,000 shares of restricted common stock to Mr. Haus on December 1, 2008. The restricted shares are subject to a lock-up agreement for a period of 30 months and will be returned to the company should Mr. Haus voluntarily resign within 18 months. Mr. Haus’ agreement also prohibits Mr. Haus from disclosing any confidential information of the Company.

The foregoing summary of the material terms and conditions of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Independent Director Agreements attached to this report as Exhibits 10.1 and 10.2.

Peter Li. Mr. Li is a co-founder and director of CS China Acquisition Corp., an OTCBB listed company engaging in seeking business combination with a Chinese operating company. He is also an independent director and audit committee chairman for Yuhe International Inc., an OTCBB listed company in the broiler breeding business in China since June 2008. Mr. Li is also a senior advisor to Yucheng Technologies, Ltd., a leading IT service provider to the banking industry in China. Between October 2004 and November 2006, Mr. Li was the CFO of Beijing Sihitech Technology Co. which merged with a SPAC company and formed Yucheng Technologies, Ltd. Prior to his tenure at Beijing Sihitech Technology Co., Mr. Li worked in corporate financial management with various companies, including the role of Internal Controller at Lenovo. Mr. Li graduated from Beijing Foreign Studies University with a B.A. and received a Mater of Education from University of Toronto. Mr. Li is a Certified General Accountant in Ontario, Canada.

William P. Haus. Since August 2008, Mr. Haus is the CEO and director of CS China Acquisition Corporation, a special purpose acquisition corporation focused on effecting a business combination with a China-based private company. Concurrently, Mr. Haus is also the CEO of Haus China Advisors, a consulting practice focused on China-based, U.S.-listed Chinese micro- and small-cap companies, since May, 2008. From September 2005 to May 2008, Mr. Haus was the Analyst for The Pinnacle Fund & The Pinnacle China Fund. Between April 2005 and September 2005, he was the S.V.P. and Equity Research Analyst for Healthcare Information Technology and Pharmaceutical Outsourcing, Stanford Group Company. From to March 2005, Mr. Haus was the Senior Equity Research Analyst for Healtcare Information Technology and Pharmaceutical Outsourcing, Advest, Inc. Mr. Haus graduated from State University of New York College at Frdonia with a B.S. in business administration and a B.A. in economics and received a Master of Business Administration from Boston University. He is a Chartered Financial Analyst (CFA) and member of the CFA Institute.

The appointments of the new directors was made in order to satisfy the provisions of an holdback escrow agreement dated August 26, 2008, by and among the Company, the investors in the Company’s August 2008 private placement and Escrow LLC as the escrow agent. Under the Holdback Escrow Agreement, among other things, the Company agreed to ensure the establishment of a qualified board within a pre-defined period. The Company undertook that a qualified board shall be comprised of a minimum of five members (at least two of whom shall be fluent English speakers who possess experience such that he or she can fulfill its fiduciary obligation and other responsibilities as a director of a United States publicly listed company), a majority of which shall be “independent directors” as defined by Rule 4200(a)(15) of the Marketplace Rules of The Nasdaq Stock Market, Inc.

There are no transactions between the Company and any New Director that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 8.01. OTHER EVENTS.

A copy of a November 25, 2008 press release announcing Mr. Li and Mr. Haus’ appointments as independent directors of the Company is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit	Description

10.1	China Valves Technology, Inc. English Translation of Independent Director Agreement, dated as of November 22, 2008, by and between China Valves Technology, Inc. and Peter Li.

10.2	China Valves Technology, Inc. Independent Director Agreement, dated as of November 22, 2008, by and between China Valves Technology, Inc. and William Haus.

99.1	Press release, dated November 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Valves Technology, Inc.

Date: November 25, 2008

/s/ Siping Fang
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	China Valves Technology, Inc. English Translation of Independent Director Agreement, dated as of November 22, 2008, by and between China Valves Technology, Inc. and Peter Li.

10.2	China Valves Technology, Inc. Independent Director Agreement, dated as of November 22, 2008, by and between China Valves Technology, Inc. and William Haus.

99.1	Press release, dated November 25, 2008.